Exhibit 10.4

NOTE EXCHANGE AGREEMENT

This Note Exchange Agreement (this “Agreement”), dated as of December 28, 2017 (the “Effective Date”), is made by and among Empire Resorts, Inc., a Delaware corporation (“Parent”), Montreign Holding Company, LLC, a New York limited liability company and a wholly-owned subsidiary of Parent (the “Company”), and Kien Huat Realty III Limited, a corporation organized in the Isle of Man (the “Holder”). All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Documents (as defined below).

WHEREAS, the Company issued to Holder a Promissory Note, dated January 24, 2017, in the original principal amount of Thirty Two Million Three Hundred Twenty Thousand Dollars ($32,320,000.00) (the “Note”), which evidences the loan made by the Holder pursuant to that certain Loan Agreement, dated January 24, 2017, by and between the Company and Holder (the “Loan Agreement”);

WHEREAS, in connection with the Loan Agreement, Parent entered into a Pledge and Security Agreement, dated January 24, 2017, with Holder, pursuant to which Parent pledged all of the issued and outstanding membership interests of the Company (the “Company Equity Interests”) as collateral (the “Pledged Collateral”) to secure the Company’s performance of its Obligations under the Note and the Loan Agreement (the “Pledge Agreement” and, together with the Loan Agreement and the Note, the “Loan Documents”);

WHEREAS, Parent intends to enter into that certain Delayed Draw Term Loan Agreement, dated December 28, 2017, with Bangkok Bank PCL (the “Bangkok Loan Agreement”) and, in connection therewith, Parent and Holder have entered into that certain Loan Agreement, dated December 28, 2017 (the “Backstop Loan Agreement” and, together with the Bangkok Loan Agreement, the “Bangkok Loan Documents”);

WHEREAS, in connection with the Bangkok Loan Documents, Parent and the Company desire to cause the Note to be repaid, and the obligations of the Company represented under the Note and the Loan Agreement to be cancelled, by exchanging shares of the Parent’s common stock, par value $0.01 per share (the “Common Stock”), for the Note as set forth herein;

WHEREAS, the Holder desires to acquire shares of Common Stock in exchange for the satisfaction and the cancellation of the Note and the release of all obligations of Parent and Company under the Loan Documents;

WHEREAS, Parent, the Company and Holder are entering into this Agreement to set forth the terms and conditions applicable to the exchange of the Note for shares of Common Stock; and

WHEREAS, the Closing of the Exchange (each as defined below) is a condition to the closing of the transactions contemplated by the Bangkok Loan Documents.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Parent and the Holder mutually agree as follows.

ARTICLE I

EXCHANGE OF NOTE AND COMMON STOCK

Section 1. Exchange.

Section 1.1. Holder hereby agrees, subject to the terms and conditions set forth herein, to exchange the Indebtedness due under the Note, including due but unpaid interest accrued as of the Effective Date, for 1,379,873 shares of Common Stock (the “Exchange Shares”) at an exchange price of $26.21 per share (the “Exchange”).

Section 1.2. Subject to the terms and conditions of this Agreement, the consummation of the Exchange shall take place at a closing (the “Closing”) to be held at 12:00 p.m. on December 28, 2017, at the offices of Ellenoff Grossman & Schole, LLP, or at such other time, date or place as the parties hereto may mutually agree upon.

Section 1.2.1. At the Closing, the Holder shall deliver the Note for cancellation and Parent shall deliver to Holder certificates representing the Exchange Shares. Immediately upon the Closing, the rights and obligations of the Company and Holder pursuant to the Loan Agreement shall cease, terminate and be of no further force or effect. Notwithstanding the foregoing, the representations and the provisions of and undertakings and indemnification set forth in Sections 4.05, 8.15 and 8.18 of the Loan Agreement shall survive the satisfaction and payment in full of the Note and the termination of the Loan Agreement.

Section 1.2.2. Immediately upon the cancellation of the Note at the Closing, the Pledge Agreement shall immediately cease, terminate and be of no further force and effect. In connection therewith, the Security Interest held by Holder with respect to the Pledged Collateral shall immediately be released and, effective upon such release, the Company Equity Interests shall no longer be deemed “Pledged Collateral” for any purpose under the Pledge Agreement or the other Loan Documents. Upon the request of Parent and at Parent’s sole cost and expense, Holder shall deliver to Parent, without any representations, warranties or recourse of any kind whatsoever, such of the Pledged Collateral as then may be held or controlled by Holder hereunder, and execute and deliver to Parent such documents as Parent may reasonably request to evidence such termination, including, without limitation, UCC termination statements; provided that if Holder has misplaced or is otherwise unable to deliver the Pledged Collateral (including any certificate evidencing the Company Equity Interests, along with the membership powers endorsed in blank), Holder shall execute and deliver to Parent a lost certificate affidavit and customary indemnity with respect to the Pledged Collateral. Holder agrees, at the request and sole cost and expense of Parent, to notify any third party reasonably requested by Parent of such termination.

Section 1.3. Any certificate or certificates representing the Exchange Shares will bear the following legend, together with any and all other legends as may be required pursuant to applicable law (and Parent may issue appropriate corresponding stop transfer instructions to any transfer agent for any of such securities):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) and neither the securities nor any interest therein may be offered, sold, transferred, or otherwise disposed of except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities) or (iii) an opinion of counsel of the issuer that an exemption from registration under the Act is available.”

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Parent and Company Representations and Warranties. Parent and the Company, as applicable, represents and warrants to Holder that:

Section 2.1.1. Each of Parent and the Company has the requisite corporate or limited liability company (as applicable) power and authority to execute, deliver and perform its obligations under this Agreement, and each of Parent and the Company has taken all necessary corporate or limited liability company (as applicable) action to authorize the execution, delivery and performance of this Agreement and the consummation of the Exchange.

Section 2.1.2. This Agreement has been duly executed and delivered by each of Parent and the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the valid and binding agreement of Parent and the Company enforceable against such parties in accordance with its terms.

Section 2.1.3. When issued pursuant to this Agreement in connection with the Exchange, the Exchange Shares will be duly authorized, validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances.

Section 2.2. Holder Representations and Warranties. Holder represents and warrants to the Parent and the Company that:

Section 2.2.1. Holder has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement. All acts required to be taken by the Holder to enter into this Agreement and consummate the transactions contemplated hereby have been properly taken.

Section 2.2.2. Holder is the record and beneficial holder of the Note, and holds the Note free and clear of all claims, liens, security interests, title defects and objections or any other encumbrances of any kind or nature whatsoever.

Section 2.2.3. Holder is acquiring the Exchange Shares being delivered to Holder under this Agreement for its own account and with no present intention of distributing or selling any of them in violation of the Act or any applicable state securities law. Holder will not sell or otherwise dispose of any of such Exchange Shares unless such sale or other disposition has been registered or is exempt from registration under the Act and has been registered or qualified or is exempt from registration or qualification under applicable state securities laws. Holder understands that the Exchange Shares it is acquiring under this Agreement have not been registered under the Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Act and that the reliance of Parent and the Company on this exemption is predicated in part on these representations and warranties of Holder. Holder acknowledges and agrees that a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Exchange Shares and related stop transfer instructions will be noted in the transfer records of the Parent and/or its transfer agent for the Exchange Shares, and that Holder will not be permitted to sell, transfer or assign any of the Exchange Shares acquired hereunder until such Exchange Shares are registered or an exemption from the registration and prospectus delivery requirements of the Act is available.

Section 2.2.4. Holder (i) is either (x) a “Qualified Institutional Buyer” as such term is defined in Rule 144A under the Act or (y) an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act; (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments to be made by it hereunder; (iii) has the ability to bear the economic risks of its investments for an indefinite period of time; and (iv) has sole investment discretion with respect to the Exchange; and (v) has been given an opportunity to obtain such information from the Parent and the Company as Holder deems necessary or appropriate with respect to the Exchange.

ARTICLE III

CONDITIONS RELATING TO THE CLOSING

Section 3.1. Conditions to the Obligations of Holder. The obligation of Holder to consummate the transactions to be performed hereunder are, unless otherwise indicated, subject to the satisfaction of the following conditions on or prior to the Closing, unless such conditions are waived by the Holder with respect to the Closing:

Section 3.1.1. The representations and warranties of Parent and the Company set forth in Section 2.1 shall be true and correct on and as of the date of Closing.

Section 3.1.2. All proceedings, corporate or otherwise, required to be taken by Parent or the Company, as applicable, on or prior to the date of Closing in connection with this Agreement and the Exchange contemplated hereby shall have been duly and validly taken and all necessary consents, approvals or authorizations required to be obtained by Parent or the Company, as applicable, on or prior to the Closing shall have been obtained.

Section 3.1.3. Parent shall have issued and delivered, or caused to be issued and delivered, to Holder, a certificate, registered in the name of Holder, representing the Exchange Shares.

Section 3.2. Conditions to the Obligations of Parent and the Company. The obligations of Parent and the Company to consummate the transactions to be performed hereunder are, unless otherwise indicated, subject to the satisfaction of the following conditions on or prior to the Closing, unless such conditions are waived by the Parent or the Company with respect to the Closing:

Section 3.2.1. The representations and warranties of Holder set forth in Section 2.2 shall be true and correct on and as of the date of Closing.

Section 3.2.2. All proceedings, corporate or otherwise, required to be taken by Holder on or prior to the date of Closing in connection with this Agreement and the Exchange contemplated hereby shall have been duly and validly taken and all necessary consent, approvals or authorizations required to be obtained by Holder on or prior to the Closing shall have been obtained.

Section 3.2.3. Holder shall have delivered, or caused to be delivered, to the Company the Note.

Section 3.2.4. Holder shall have delivered to Parent or the Company, as applicable, such other documents, certificates or other information as Parent or the Company, as applicable, may reasonably request pursuant to Section 1.2.2 hereof.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Successors and Assigns. This Agreement shall bind and inure to the benefit of Parent, the Company and Holder and their respective successors and permitted assigns.

Section 4.2. Governing Law; Waiver of Jury Trial. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

Section 4.3. Amendments, Modifications and Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by Parent, the Company and Holder.

Section 4.4. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective must be in writing and, unless otherwise expressly provided herein, are deemed to have been duly given or made when delivered by hand or by courier or when transmitted electronically and a confirmation of transmission received by the sender. Notices to the respective parties hereto must be addressed as follows:

If to Parent:

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B

P.O. Box 5013

Monticello, New York 12701

Attention: Ryan Eller, President and Chief Executive Officer

Email: reller@empireresorts.com

If to the Company:

Montreign Holding Company, LLC

c/o Monticello Casino and Raceway

204 State Route 17B

P.O. Box 5013

Monticello, New York 12701

Attention: Ryan Eller, President and Chief Executive Officer

Email: reller@empireresorts.com

If to Holder:

Kien Huat Realty III Limited

c/o 21st Floor Wisma Genting

Jalan Sultan Ismail

Kuala Lumpur

Malaysia

Attention: Gerard Lim

Email: gerard.lim@hienhuat.com

Section 4.5. Expenses. The Company shall reimburse Holder upon receipt of written notice from Holder for (i) all documented and reasonable out-of-pocket costs and expenses incurred by Holder (or any of its affiliates) in connection with this Agreement, including reasonable legal fees and disbursements, accounting fees and any other third-party diligence materials; (ii) all documented and reasonable out-of-pocket costs and expenses incurred by Holder (or any of its affiliates) in connection with (A) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Parent, the Company or by Holder and (B) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting the Company or Parent, this Agreement, or the other Loan Documents; and (iii) all documented and reasonable out-of-pocket costs and expenses (including attorney’s fees) incurred by Holder (or any of its affiliates) in connection with the enforcement of any obligations of Parent or the Company under this Agreement.

Section 4.6. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 4.7. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

Section 4.8. Regulatory Matters. Notwithstanding anything to the contrary set forth in this Agreement, Holder acknowledges that its rights, remedies and powers under this Agreement will be subject to any applicable laws, rules and regulations of the Governmental Authorities, including all laws, rules, regulations, orders and other enactments applicable to gaming privileges, operations or activities with respect to the Parent or the Company, and that approvals, licenses and consents from the Governmental Authorities may be required in connection therewith.

Section 4.9. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Note Exchange Agreement as of the date first written above.

EMPIRE RESORTS, INC.

By:	/s/ Ryan Eller
Name: Ryan Eller
Title: President and Chief Executive Officer

MONTREIGN HOLDING COMPANY, LLC

By:	/s/ Ryan Eller
Name: Ryan Eller
Title: President and Chief Executive Officer

KIEN HUAT REALTY III LIMITED

By:	/s/ Gerard Lim Ewe Keng
Name: Gerard Lim Ewe Keng
Title: Authorized Signatory

[Signature Page to Note Exchange Agreement]